Exhibit 10.1

Master Confirmation of OTC Collared ASAP Minus

Date:	December 24, 2007	ML Ref:
To: Attention: From:	Max Capital Group Ltd. Peter Minton Merrill Lynch International (“MLI”) Merrill Lynch Financial Centre 2 King Edward Street London EC1A 1HQ

Dear Sir / Madam:

The purpose of this letter agreement (the “Master Confirmation”) and the supplemental confirmation substantially in the form attached hereto as Exhibit A (the “Supplemental Confirmation”, together with the Master Confirmation, this “Confirmation”) is to confirm the terms and conditions of the above-referenced transaction entered into between Counterparty and MLI through its agent Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S” or “Agent”) on the Trade Date specified in the Supplemental Confirmation (the “Transaction”). This Confirmation constitutes a “Confirmation” both on behalf of MLI, as referred to in the ISDA Master Agreement specified below, and on behalf of MLPF&S, as agent of MLI.

The definitions and provisions contained in the 2000 ISDA Definitions (the “Swap Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions” and, together with the Swap Definitions, the “Definitions”), in each case as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Swap Definitions and the Equity Definitions, the Equity Definitions will govern, in the event of any inconsistency between the Definitions and the Master Confirmation, the Master Confirmation will govern, and in the event of any inconsistency between the Master Confirmation and the Supplemental Confirmation, the Supplemental Confirmation will govern. References herein to the “Transaction” shall be deemed to be references to a “Share Forward Transaction” for purposes of the Equity Definitions and a “Swap Transaction” for the purposes of the Swap Definitions.

This Confirmation evidences a complete binding agreement between you and us as to the terms of the Transaction to which this Confirmation relates. This Confirmation (notwithstanding anything to the contrary herein), shall be subject to an agreement in the 1992 form of the ISDA Master Agreement (Multicurrency Cross Border) (the “Master Agreement” or “Agreement”) as if we had executed an agreement in such form (but without any Schedule and with elections specified in the “ISDA Master Agreement” Section of the Master Confirmation) on the Trade Date. In the event of any inconsistency between the provisions of that agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction.

The terms of the Transaction to which the Master Confirmation relates are as follows:
General Terms:

Trade Date:
Buyer:
Seller:
Shares:
Number of Shares:
Settlement Price:
Forward Price:
Forward Price
Adjustment Amount:
Calculation Period:
Termination Date
Accelerated Termination Date:
First Acceleration Date:
Hedge Period:
Hedging Initiation Date:
Hedging Completion Date:
Initial Hedge Position:
Hedge Period Reference Price:
Calculation Period Suspension:
Exchange:
Prepayment/Variable
Obligation:
Prepayment Amount:
Prepayment Date:
Initial Share Delivery:
Initial Share Delivery Date:
Settlement Terms:
As set forth in the Supplemental Confirmation.
Counterparty
MLI
Common shares, par value USD $1.00 per share, of Counterparty (Symbol: MXGL)
The result of the Prepayment Amount divided by the Settlement Price, subject to a maximum number of Shares equal to Maximum Shares and a minimum number of Shares equal to the Minimum Shares.
Forward Price minus Forward Price Adjustment Amount.
The average of the daily volume weighted average price per Share for all Rule 10b-18 eligible transactions on the Exchange in the Shares for each Exchange Business Day in the Calculation Period (without regard to pre-open or after hours trading outside of any regular trading session for each Exchange Business Day), as published by Bloomberg at 4:15 pm New York City time on each Exchange Business Day during the Calculation
Period on page “MXGL.UQ <EQUITY> AQR SEC”, or such other page published by
Bloomberg or by another reporting service selected by the Calculation Agent (in respect of any day, the “10b-18 VWAP Price”). For purposes of calculating the Forward
Price or the Unwind Forward Price, the Calculation Agent will include only those trades which are reported during the period of time during which Counterparty could purchase its own shares under Rule 10b-18(b)(2), and pursuant to the conditions of
Rule 10b-18(b)(3) and (b)(4) each under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

As set forth in the Supplemental Confirmation.
Each Exchange Business Day immediately following the Hedging Completion Date up to and including the Termination Date.
For each Transaction, the earlier to occur of: a) the date set forth in the
Supplemental Confirmation (as the same may be postponed in accordance with the provisions hereof) (the “Scheduled Termination Date”), b) any Accelerated Termination
Date.
For each Transaction, any date, occurring on or after the First Acceleration Date but prior to the Scheduled Termination Date, designated by MLI to be the Termination Date;
MLI shall notify Counterparty of such designation prior to 8 p.m. New York City time on the Scheduled Trading Day immediately following such Accelerated Termination Date.
For each Transaction, as set forth in the Supplemental Confirmation.
Each consecutive Exchange Business Day beginning on the Hedging Initiation Date and ending on the Hedging Completion Date, which is the period that MLI purchases Shares to establish the Initial Hedge Position.
As set forth in the Supplemental Confirmation.
As set forth in the Supplemental Confirmation.
As set forth in the Supplemental Confirmation.
For each Transaction, as set forth in the Trade Notification, to be the arithmetic average of the VWAP Prices for each Exchange Business Day in the Hedge Period.
In the event that either (i) MLI concludes, in its reasonable discretion, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by MLI) for it to refrain from purchasing Shares on any relevant Scheduled Trading Day during a
Calculation Period or Unwind Averaging Period (each, a “Relevant Period”) (ii) any
Scheduled Trading Day during a Relevant Period is a Disrupted Day or (iii) in the event that Counterparty determines in its sole discretion to undertake an offering of
Shares and MLI concludes, in its reasonable discretion, that Counterparty will be engaged in a distribution of the Shares for purposes of Regulation M under the
Exchange Act, then, following any of the events above, MLI may by written notice to
Counterparty elect to exclude such number of Scheduled Trading Days, or portion thereof, from a Relevant Period, as is specified in the notice. The notice shall not specify, and MLI shall not otherwise communicate to Counterparty the reason(s) for excluding all or a portion of one or more Scheduled Trading Days from a Relevant
Period. The Calculation Agent shall extend the Relevant Period to account for each
Scheduled Trading Day or portion thereof excluded from the Relevant Period.
If, in good faith, the Calculation Agent excludes a portion of a Scheduled Trading Day from a Relevant Period (a “Partially Excluded Day”) the Calculation Agent shall in calculating the Forward Price or Unwind Forward Price, extend the Relevant Period and make adjustments to the weighting of the 10b-18 VWAP Prices during the Relevant
Period, with such adjustments based on, among other factors, the portion of the
Partially Excluded Day excluded and the volume, historical trading patterns and price of the Shares.
Nasdaq National Market

Applicable
As set forth in the Supplemental Confirmation.
One (1) Exchange Business Day following the Hedging Initiation Date.
MLI shall deliver a number of shares specified in the Supplemental Confirmation to
Counterparty on the Initial Share Delivery Date
One (1) Exchange Business Day following the Hedge Completion Date. The Initial Share
Delivery Date shall be deemed a “Settlement Date” for purposes of Section 9.4 of the
Equity Definitions.

Physical Settlement: Number of Shares to be Delivered: Settlement Date: Settlement Currency: Minimum Shares: Maximum Shares: Share Adjustments:	Applicable

A number of Shares equal to (i) the Number of Shares, minus (A) Initial Share
Delivery; provided, however, that the Number of Shares to be Delivered cannot be less than zero.
Three (3) Exchange Business Days following the Termination Date.
USD (all amounts shall be converted to the Settlement Currency by the Calculation
Agent)
As set forth in the Supplemental Confirmation.
As set forth in the Supplemental Confirmation.

Method of Adjustment:	Calculation Agent Adjustment, (but see Early Unwind as defined below)

For the avoidance of doubt, the Calculation Agent will not take into account any increases in the stock borrow or dividends when making any adjustments to the relevant terms of the related Transaction.

Extraordinary Events:

Consequences of Merger Events:
Share-for-Share: Share-for-Other:	Calculation Agent Adjustment, but see Early Unwind Calculation Agent Adjustment, but see Early Unwind
Share-for-Combined: Tender Offer: Consequences of Tender Offers:	Calculation Agent Adjustment, but see Early Unwind Applicable
Share-for-Share: Share-for-Other:	Calculation Agent Adjustment, but see Early Unwind Calculation Agent Adjustment, but see Early Unwind
Share-for-Combined:	Calculation Agent Adjustment, but see Early Unwind
Nationalization, Insolvency or Delisting: Additional Acknowledgement: Additional Disruption Events:
Negotiated Close-Out, but see Early Unwind
Counterparty acknowledges that, notwithstanding anything herein or in the Definitions to the contrary, on or within 5 Exchange Business Days after the Announcement Date of an Extraordinary
Event (irrespective of whether the event corresponding to the Announcement on the Announcement Date is consummated), which Announcement Date occurs during the Calculation Period, the Seller may notify Counterparty of Seller’s election to Early Unwind with respect to the Transaction.

Hedging Disruption: Increased Cost of Hedging: Hedging Party: Determining Party: Early Unwind:	Applicable
Not Applicable
MLI
MLI
Seller or Hedging Party, as the case may be, will have the right to terminate a Transaction and designate the occurrence of an Early Unwind on any day following the determination by the
Calculation Agent of a public announcement or occurrence, whichever is earlier, of any of the following events: a) a Merger Event, Tender Offer, Nationalization, Insolvency or Delisting, b) an
Additional Disruption Event or an Extraordinary Dividend (as defined below), c) an Event of Default or Termination Event under the ISDA Master Agreement with respect to Counterparty as the
Defaulting or sole Affected Party, as the case may be, or d) a Potential Adjustment Event and the
Calculation Agent determines that no adjustment that it could make would produce a commercially reasonable result.
In the event that the Hedging Party or Seller, as the case may be, designates an Early Unwind, then the following terms shall become applicable to the relevant Transaction:

(i) the Number of Shares to be Delivered shall equal (a) the Prepayment Amount, divided by (b) the Unwind Forward Price (as defined below), with such result reduced by the Initial Share Delivery (the “Unwind Number of Shares to be Delivered”); for the avoidance of doubt: x) the Unwind Number of Shares to be Delivered shall not be subject to the Minimum

Shares and Maximum Shares limitations, and y) if the Unwind Number of Shares to be Delivered is a negative number, neither party shall have a delivery obligation to the other of the absolute value of such negative number;
The Final Unwind Averaging Date: Non-Reliance/Agreements and Acknowledgements Regarding Hedging Activities/Additional Acknowledgements: Dividends:	(ii) the Unwind Forward Price shall equal the
average of the 10b-18 VWAP Prices for the
Unwind Averaging Period (as defined below), and
there shall be no Forward Price Adjustment
Amount; and
(iii) the “Unwind Averaging Period” shall be
each Exchange Business Day from and including
the Hedging Initiation Date to and including
the Final Unwind Averaging Date.

In connection with an Early Unwind, the
Exchange Business Day that MLI is able, acting
in a commercially reasonable manner, to close
out its hedge position with respect to the
Transaction.

Applicable
Counterparty shall promptly notify MLI of its
intention to declare or pay any dividends
during the Calculation Period or Unwind
Averaging Period, as the case may be, other
than regular dividends per calendar quarter in
the amount of $0.09 per share or less (“Regular
Dividends”, with all other dividends, whether a
quarterly dividend in a greater amount or a
dividend other than a quarterly dividend,
referred to as an “Extraordinary Dividend”).
There shall be no adjustment to the terms of a
Transaction to take into account of a Regular
Dividend. If an ex-dividend date occurs during
the Calculation Period or the Unwind Averaging
Period, as the case may be, with respect to an
Extraordinary Dividend, then MLI may terminate
the Transaction and designate an Early Unwind.

Additional Agreements, Representations and Covenants of Counterparty, Etc.:

Counterparty hereby represents and warrants to MLI that:

(a) During the Hedge Period, other than purchases made in connection with any of Counterparty’s employee benefit plans, neither Counterparty nor any “affiliated purchaser” (as such term is defined in Rule 10b-18 under the Exchange Act) will acquire Shares (or equivalent interests or securities exchangeable, convertible or exercisable into Shares) or be a party to any repurchase or similar agreements pursuant to which a valuation, averaging or hedging period overlaps with the Hedge Period; and

(b) As of the date of this Agreement, Counterparty is not in possession of any material nonpublic information regarding Counterparty or Shares.

Additional Representations, Warranties and Covenants of MLI:

MLI hereby represents and warrants to Counterparty that during the Hedge Period: (a) it and each person or entity subject to its control or acting on its behalf will purchase Shares in respect of the Transaction in compliance with the time of purchase, price of purchase and volume of purchase provisions of Rule 10b-18 under the Exchange Act.

(b) it will conduct its purchases in connection herewith in a manner that would not be deemed to constitute a tender offer within the meaning of Section 14(d)(1) of the Exchange Act; and

(c) for the avoidance of doubt, MLI has implemented reasonable policies and procedures, taking into consideration that nature of its business, to ensure that individuals making investment decisions would not violate laws prohibiting trading on the basis of material nonpublic information. Such individuals shall not be in possession of material nonpublic information during all relevant times beginning on the date hereof and continuing through the Hedge Period and the Calculation Period for any Transaction.

Each party represents and agrees that it has
complied, and will comply, in connection with
the Transaction and all related or
contemporaneous sales and purchases of Shares,
with the applicable provisions of the
Securities Act, and the Exchange Act, and the
rules and regulations each thereunder,
including, without limitation, Rules 10b-5 and
Regulation M under the Exchange Act; provided
that each party shall be entitled to rely
conclusively on any information communicated by
the other party concerning such other party’s
market activities.

Compliance with Securities Laws:	Each party acknowledges that the offer and sale
of each Transaction to it is intended to be
exempt from registration under the Securities
Act of 1933, as amended (the “Securities Act”),
by virtue of Section 4(2) thereof and/or the
provisions of Regulation D promulgated
thereunder (“Regulation D”). Accordingly, each
party represents and warrants to the other that
(i) it has the financial ability to bear the
economic risk of its investment in each
Transaction and is able to bear a total loss of
its investment, (ii) it is an “accredited
investor” as that term is defined under
Regulation D, (iii) it will purchase each
Transaction not with a view to the distribution
or resale thereof in a manner that would
violate the Securities Act and (iv) the
disposition of each Transaction is restricted
under this Master Confirmation, the Securities
Act and state securities laws.
The parties hereby agree that all documentation
with respect to the Transaction is intended to
qualify the Transaction as an equity instrument
for purposes of EITF 00-19. If Counterparty
would be obligated to receive cash from Seller
pursuant to the terms of this Confirmation for
any reason without having had the right (other
than pursuant to this paragraph) to elect to
receive Shares in satisfaction of such payment
obligation, then Counterparty may elect that
Seller deliver to Counterparty a number of
Shares having a cash value equal to the amount
of such payment obligation (such number of
Shares to be delivered to be determined by the
Calculation Agent acting in a commercially
reasonable manner to determine the number of
Shares that could be purchased over a
reasonable period of time with the cash
equivalent of such payment obligation).
Settlement relating to any delivery of Shares
pursuant to this paragraph shall occur within a
reasonable period of time.
For the avoidance of doubt, the parties hereby
acknowledge that Counterparty will under no
circumstances be required to pay any additional
amount in excess of the Prepayment Amount or
deliver any Shares to MLI pursuant to the terms
of any Transaction under this Master
Confirmation.
Counterparty represents and warrants as of the date hereof and the Trade Date that:
(a) each of its filings under the Exchange Act
that are required to be filed from and
including the ending date of Counterparty’s
most recent prior fiscal year have been filed,
and that, as of the respective dates thereof
and hereof (as such filings may be amended or
supplemented), there is no misstatement of
material fact contained therein or omission of
a material fact required to be stated therein
or necessary to make the statements therein in
light of the circumstances in which they were
made not misleading;
(b) Counterparty is not entering into the Transaction to facilitate a distribution of the common shares or in connection with a future distribution of securities;
(c) Counterparty is not entering into the
Transaction to create actual or apparent
trading activity in the common shares (or any
security convertible into or exchangeable for
common shares) or to manipulate the price of
the common shares (or any security convertible
into or exchangeable for common shares);
(d) Counterparty acknowledges and agrees that
(i) the Transaction shall be made in MLI’s sole
discretion and for MLI’s sole account and (ii)
Counterparty does not have, and shall not
attempt to exercise, any influence over how,
when or whether to effect the Transaction,
including, without limitation, the price paid
or received per Share pursuant to the
Transaction. It is the intent of MLI and
Counterparty that this Transaction comply with
the requirements of Rule 10b5-1(c) under the
Exchange Act and that this Confirmation shall
be interpreted to comply with the requirements
of Rule 10b5-1(c)(1)(i)(A) and (B) and MLI and
Counterparty shall take no action that results
in the Transaction not so complying with such
requirements;
(e) Counterparty represents and warrants to
MLI that neither it nor any “affiliated
purchaser” (as defined in Rule 10b-18 under the
Exchange Act) has made any purchases of blocks
pursuant to the proviso in Rule 10b-18(b)(4)
under the Exchange Act during the four full
calendar weeks immediately preceding the Trade
Date;
(f) the purchase or writing of the Transaction
will not violate Rule 13e-1 or Rule 13e-4 under
the Exchange Act, and Counterparty is not
entering into the Transaction in anticipation
of, or in connection with, or to facilitate a
self-tender offer or a third-party tender
offer; and
(g) Counterparty acknowledges that the
Transaction is a derivatives transaction; MLI
may purchase Shares for its own account at an
average price that may be greater than, or less
than, the price paid by Counterparty under the
terms of the Transaction; Counterparty also
acknowledges that in connection with the
Transaction, MLI will be engaging in customary
hedging activities, including purchases of
Shares, in its sole discretion for its own
account apart from purchases of Delivered
Shares (as defined below) and such purchases
for hedging as to time, price and amount may
not necessarily satisfy the conditions
specified in Rule 10b-18.
Counterparty covenants and agrees that:
(a) during the term of the Transaction to
promptly notify any of the individuals named
below at MLI telephonically (which oral
communication shall be promptly confirmed by
telecopy to MLI), each of whom is
“over-the-wall” from traders at MLI or its
affiliates involved in the Trnasaction, if
Counterparty determines that as a result of an
acquisition or other business transaction or
for any other reason Counterparty will be
engaged in a distribution of Shares or other
securities for which the Shares are a reference
security for purposes of Rule 102 of Regulation
M under the Exchange Act and to promptly notify
MLI by telecopy of the period commencing on the
date that is one (1) business day before the
commencement of such distribution and ending on
the day on which Counterparty completes the
distribution (the “Distribution Period”);

(b) Without the prior written consent of MLI,
neither Counterparty nor any “affiliated
purchaser” (as such term is defined in Rule
10b-18 under the Exchange Act), other than
purchases made in connection with any of
counterparty’s employee benefit plans, will
acquire Shares (or equivalent interests or
securities exchangeable, convertible or
exercisable into Shares) or be a party to any
repurchase or similar agreements pursuant to
which a valuation, averaging or hedging period
overlaps or potentially overlaps with the term
of the Transaction, other than in those
transactions disclosed in writing to MLI on or
prior to the date hereof; in connection with
such disclosed transactions and otherwise,
Counterparty will not take any action that
would or could cause MLI’s or MLPF&S’s
purchases of Shares during the Transaction term
not to comply with Rule 10b-18 under the
Exchange Act, as if such rule applied to the
Transaction; and
(c) Counterparty shall report the Transaction
as required in any applicable report filed by
the Counterparty pursuant to the Exchange Act
in compliance with Regulation S-K and/or
Regulation S-B under the Exchange Act, as
applicable.
MLI covenants and agrees that it will purchase
the Shares delivered to Counterparty or
acquired to close out a stock borrow position
relating to the Initial Share Delivery
delivered to Counterparty in a manner that
complies with the limitations set forth in
clauses (b)(2), (b)(3), (b)(4) and (c) of Rule
10b-18 under the Exchange Act, as if such rule
could be applied to such purchases (“Delivered
Shares”).

Account Details:
Account for payment to MLI: JP Morgan Chase Bank, New York
Bankruptcy Rights: Set-Off: Collateral: Transfer: Regulation: Indemnity:	ABA# 021000021
FAO: MLI Equity Derivatives
A/C: 066213118
In the event of Counterparty’s bankruptcy, MLI’s rights in connection with the Transaction shall not exceed those rights held by common shareholders. For the avoidance of doubt, the parties acknowledge and agree that MLI’s rights with respect to any other claim arising from the
Transaction prior to Counterparty’s bankruptcy shall remain in full force and effect and shall not be otherwise abridged or modified in connection herewith.
None.
None.
Counterparty may transfer any of its rights or delegate its obligations under the Transaction with the prior written consent of MLI. MLI may assign and delegate its rights and obligations under the
Transaction (the “Transferred Obligations”) to any subsidiary of ML & Co. (the “Assignee”) by notice specifying the effective date of such transfer (“Effective Date”) and including an executed acceptance and assumption by the Assignee of the Transferred Obligations; provided that (i)
Counterparty will not, as a result of such transfer, be required to pay to the Assignee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement (except in respect of interest under Section 2(e), 6(d)(ii), or 6(e)) greater than the amount in respect of which
Counterparty would have been required to pay to MLI in the absence of such transfer; and (ii) the
Assignee will not, as a result of such transfer, be required to withhold or deduct on account of a
Tax under Section 2(d)(i) of the Agreement (except in respect of interest under Section 2(e),
6(d)(ii), or 6(e)) an amount in excess of that which MLI would have been required to withhold or deduct in the absence of such transfer, unless the Assignee would be required to make additional payments pursuant to Section 2(d)(i)(4) of the Agreement corresponding to such excess. On the
Effective Date, (a) MLI shall be released from all obligations and liabilities arising under the
Transferred Obligations; and (b) if MLI has not assigned and delegated its rights and obligations under the Agreement and the Transaction thereunder, the Transferred Obligations shall cease to be a
Transaction under the Agreement and shall be deemed to be a Transaction under the master agreement, if any, between Assignee and Counterparty, provided that, if at such time Assignee and Counterparty have not entered into a master agreement, Assignee and Counterparty shall be deemed to have entered into an ISDA form of Master Agreement (Multicurrency-Cross Border) with a Schedule substantially in the form of the Schedule to the Agreement but amended to reflect the name of the Assignee and the address for notices and any amended representations under Part 2 of the Agreement as may be specified in the notice of transfer.
MLI is regulated by The Securities and Futures Authority Limited and has entered into the
Transaction as principal.
Counterparty agrees to indemnify MLI, its Affiliates and their respective directors, officers, agents and controlling parties and MLI agrees to indemnify Counterparty, its Affiliates and their respective directors, officers, agents and controlling parties (each such person being indemnified, an “Indemnified Party” and each such person providing such an indemnity, an “Indemnifying Party”)
from and against any and all losses, claims, damages and liabilities, joint and several, to which such Indemnified Party may become subject because of the untruth of any representation: a) in the case were MLI is the Indemnified Party, by Counterparty or a breach by Counterparty of any agreement or covenant under this Confirmation, in the Agreement or any other agreement relating to the Agreement or the Transaction, or b) in the case were Counterparty is the Indemnified Party, by
MLI or a breach by MLI of any agreement or covenant under this Confirmation, in the Agreement or any other agreement relating to the Agreement or the Transaction, and in either event, the relevant
Indemnifying Party will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of, any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto provided, however, that an
Indemnifying Party shall have no liability to any Indemnified Party to the extent that any such losses, claims, damages and liabilities, joint and several, (i) are finally determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such
Indemnified Party (and in any such case, such Indemnified Party shall promptly return to the
Indemnifying Party any amounts previously expended by the Indemnifying Party hereunder) or (ii) are trading losses incurred by MLI as part of its purchase or sales of Shares pursuant to this
Confirmation (unless Counterparty has breached any agreement, term or covenant herein).

ISDA Master Agreement

With respect to the Agreement, MLI and Counterparty each agree as follows:

Specified Entities:

(i) in relation to MLI, for the purposes of:

Section 5(a)(v):not applicable

Section 5(a)(vi):not applicable

Section 5(a)(vii):	not applicable

Section 5(b)(iv):	not applicable

and (ii) in relation to Counterparty, for the purposes of:
Section 5(a)(v):not applicable

Section 5(a)(vi):not applicable

Section 5(a)(vii):	not applicable

Section 5(b)(iv):	not applicable

“Specified Transaction” will have the meaning specified in Section 14 of the Agreement.

The “Credit Event Upon Merger” provisions of Section 5(b)(iv) of the Agreement will not apply to MLI and Counterparty.

The “Automatic Early Termination” provision of Section 6(a) of the Agreement will not apply to MLI or to Counterparty.

Payments on Early Termination for the purpose of Section 6(e) of the Agreement: (i) Loss shall apply; and (ii) the Second Method shall apply.

“Termination Currency” means USD.

Tax Representations:

(I)	For the purpose of Section 3(e) of the Agreement, each party represents to the other party that it is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii), or 6(e) of the Agreement) to be made by it to the other party under the Agreement. In making this representation, each party may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(II)	For the purpose of Section 3(f) of the Agreement, each party makes the following representations to the other party:

(i)	MLI represents that it is a company organized under the laws of England and Wales.

(ii)	Counterparty represents that it is a corporation incorporated under the laws of Bermuda and is a non-US individual, corporation, partnership or other entity, that acts exclusively through offices or agents located outside of the U.S.

Delivery Requirements: For the purpose of Sections 3(d), 4(a)(i) and (ii) of the Agreement, each party agrees to complete (accurately and in a manner reasonably satisfactory to the other party), execute, and deliver to the other party the following documents:

Tax forms, documents or certificates to be delivered are:

Any document required or reasonably requested to allow the other party to make payments under this Agreement without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate.

Other documents to be delivered:

Party Required to			Covered by Section
Deliver Document	Document Required to be Delivered	When Required	3(d) Representation
Counterparty	Evidence of the authority and true signatures of each official or representative signing this Confirmation	Upon or before execution and delivery of this Confirmation	Yes

Counterparty	Certified copy of the resolution of the Board of Directors or equivalent document authorizing the execution and delivery of this Confirmation	Upon or before execution and delivery of this Confirmation	Yes

Each party	Executed Supplemental Confirmation, substantially in the form of Exhibit A hereto, in respect of the Transaction	On or before the Trade Date	Yes

MLI	Guarantee of its Credit Support Provider, substantially in the form of Exhibit B attached hereto, together with evidence of the authority and true signatures of the signatories, if applicable	Upon or before execution and delivery of this Confirmation	Yes

Addresses for Notices: For the purpose of Section 12(a) of the Agreement:
Address for notices or communications to MLI:
Address:	c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
	Four World Financial Center North Tower, 5th Floor New York, NY 10080 Attention:	Equity-Linked Capital Markets - Dariush Maanavi Charles Hill Gary Rosenblum

Telephone No.: (212) 449-6763
Facsimile No.: (212) 738-1069
(For all purposes)
Address:	Merrill Lynch & Co., Inc.
Merrill Lynch World Headquarters
4 World Financial Center, 5th Floor
New York, New York 10080
Attention: Equity Linked COO
Facsimile No.: (212) 738-1801 Telephone No.: (212) 449-8637

(For all purposes)

Additionally, a copy of all notices pursuant to Sections 5, 6, and 7 as well as any changes to Counterparty’s address, telephone number or facsimile number should be sent to:

Merrill Lynch & Co., Inc.
Merrill Lynch World Headquarters
4 World Financial Center, 21st Floor
New York, New York 10080
Attention: Head of Americas Credit Risk Management

and

Address: GMI Counsel
Merrill Lynch World Headquarters
4 World Financial Center, 5th Floor
New York, New York 10080
Attention: Equity Legal

Address for notices or communications to Counterparty for all purposes:

Max Capital Group Ltd.
Max Re House
2 Front Street
Hamilton, HM 11
Bermuda
Phone: (441) 296-8800
Attention: Peter Minton, Chief Operating Officer

With copies to:

Akin Gump Strauss Hauer & Feld LLP
590 Madison Avenue
New York, New York 10022
Phone: (212) 872-1095
Attention: Kerry E. Berchem, Esq.

Process Agent: For the purpose of Section 13(c) of the Agreement, MLI appoints as its process agent:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

222	Broadway, 16th Floor

New York, NY 10038

Attention: Litigation Department

Counterparty does not appoint a Process Agent.

Multibranch Party. For the purpose of Section 10(c) of the Agreement: Neither MLI nor Counterparty is a Multibranch Party.

Calculation Agent. The Calculation Agent is MLI, whose judgments, determinations and calculations in the Transaction and any related hedging transaction between the parties shall be made in good faith and in a commercially reasonable manner.

Credit Support Document.

MLI: Guarantee of ML&Co in the form attached hereto as Exhibit B.

Counterparty: Not Applicable

Credit Support Provider.

With respect to MLI: Merrill Lynch and Co. and with respect to Counterparty, Not Applicable.

Governing Law. This Confirmation will be governed by, and construed in accordance with, the laws of the State of New York.

Netting of Payments. The provisions of Section 2(c) of the Agreement shall not be applicable to the Transaction.

Accuracy of Specified Information.  Section 3(d) of the Agreement is hereby amended by adding in the third line thereof after the word “respect” and before the period the words “or, in the case of audited or unaudited financial statements or balance sheets, a fair presentation of the financial condition of the relevant person.”

Basic Representations. Section 3(a) of the Agreement is hereby amended by the deletion of “and” at the end of Section 3(a)(iv); the substitution of a semicolon for the period at the end of Section 3(a)(v) and the addition of Sections 3(a)(vi), as follows:

Eligible Contract Participant; Line of Business. It is an “eligible contract participant” as defined in the Commodity Futures Modernization Act of 2000, and it has entered into this Confirmation and the Transaction in connection with its business or a line of business (including financial intermediation), or the financing of its business.

Amendment of Section 3(a)(iii). Section 3(a)(iii) of the Agreement is modified to read as follows:

No Violation or Conflict. Such execution, delivery and performance do not materially violate or conflict with any law known by it to be applicable to it, any provision of its constitutional documents, any order or judgment of any court or agency of government applicable to it or any of its assets or any material contractual restriction relating to Specified Indebtedness binding on or affecting it or any of its assets.

Amendment of Section 3(a)(iv). Section 3(a)(iv) of the Agreement is modified by inserting the following at the beginning thereof:

“To such party’s best knowledge,”

Acknowledgements:

(1) The parties acknowledge and agree that there are no other representations, agreements or other undertakings of the parties in relation to the Transaction, except as set forth in this Confirmation.

(2) The parties hereto intend for:

(a) the Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Section 555 of the Bankruptcy Code;

(b) a party’s right to liquidate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(c) all payments for, under or in connection with the Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

Amendment of Section 6(d)(ii). Section 6(d)(ii) of the Agreement is modified by deleting the words “on the day” in the second line thereof and substituting therefor “on the day that is three Local Business Days after the day”. Section 6(d)(ii) is further modified by deleting the words “two Local Business Days” in the fourth line thereof and substituting therefor “three Local Business Days.”

Amendment of Definition of Reference Market-Makers. The definition of “Reference Market-Makers” in Section 14 is hereby amended by adding in clause (a) after the word “credit” and before the word “and” the words “or to enter into transactions similar in nature to Transactions”.

Consent to Recording. Each party consents to the recording of the telephone conversations of trading and marketing personnel of the parties and their Affiliates in connection with this Confirmation. To the extent that one party records telephone conversations (the “Recording Party”) and the other party does not (the “Non-Recording Party”), the Recording Party shall in the event of any dispute, make a complete and unedited copy of such party’s tape of the entire day’s conversations with the Non-Recording Party’s personnel available to the Non-Recording Party. The Recording Party’s tapes may be used by either party in any forum in which a dispute is sought to be resolved and the Recording Party will retain tapes for a consistent period of time in accordance with the Recording Party’s policy unless one party notifies the other that a particular transaction is under review and warrants further retention.

Disclosure. Each party hereby acknowledges and agrees that MLI has authorized Counterparty to disclose the Transaction and any related hedging transaction between the parties if and to the extent that Counterparty reasonably determines (after consultation with MLI) that such disclosure is required by law or by the rules of any securities exchange or similar trading platform.

Severability. If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

Affected Parties. For purposes of Section 6(e) of the Agreement, each party shall be deemed to be an Affected Party in connection with Illegality and any Tax Event.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Master Confirmation enclosed for that purpose and returning it to us.

Very truly yours,

MERRILL LYNCH INTERNATIONAL

By:
Name:
Title:

Confirmed as of the date first above written:

MAX CAPITAL GROUP LTD.

By:
Name:
Title:

Acknowledged and agreed as to matters relating to the Agent:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

solely in its capacity as Agent hereunder

By:
Name:
Title:

EXHIBIT A

FORM OF SUPPLEMENTAL CONFIRMATION

Supplemental Confirmation of OTC Collared ASAP Minus

Date:	December 24, 2007	ML Ref:
To:	Max Capital Group Ltd. (“Counterparty”)

Attention: From:	Peter Minton Merrill Lynch International (“MLI”) Merrill Lynch Financial Centre 2 King Edward Street London EC1A 1HQ

Dear Sir / Madam:

Capitalized terms used herein, unless defined herein, have the meanings set forth in the Master Confirmation of OTC Collared ASAP Minus between the Company and MLI, dated as of December 24, 2007.

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction under the Master Confirmation.

The terms of the Transaction to which the Supplemental Confirmation relates are as follows:
Trade Date:	January 2, 2008
Prepayment Amount:	$50,000,000
Forward Price Adjustment Amount:	2.29% of the Hedge Period Reference Price
Initial Share Delivery:	A number of Shares equal to 90% of the Minimum Shares.
First Acceleration Date:	22 scheduled Scheduled Trading Days after the Hedge Completion Date.
Scheduled Termination Date:	88 Scheduled Trading Days after the Hedge Completion Date subject to MLI’s right to accelerate the Termination Date to any date on or after the First Acceleration
Date.
Minimum Shares:	As set forth in the Trade Notification, to be a number of shares equal to (a) the
Prepayment Amount divided by (b) 110% of the Hedge Period Reference Price.
Maximum Shares:	As set forth in the Trade Notification, to be a number of shares equal to (a) the
Prepayment Amount divided by (b) 96% of the Hedge Period Reference Price.
Hedging Initiation Date:	The Scheduled Trading Day immediately succeeding the first Exchange Business Day on or after the Trade Date on which the closing price of the Shares on the Exchange is equal to or less than $31.00. If a Hedging Initiation Date does not occur by the fifteenth Scheduled Trading Day immediately succeeding the Trade Date, then the
Transaction specified in this Supplemental Confirmation shall be terminated and neither party shall have any payment or delivery obligations as a result of this
Transaction and all obligations and rights under this Transaction shall cease.
Hedging Completion Date:	The date MLI completes its purchase of the Initial Hedge Position provided such date shall be no later than 15 Trading Days following the Hedging Initiation Date;
MLI will notify Counterparty of such date
Initial Hedge Position:	The number of Shares determined by MLI to be its initial hedge position
Ordinary Dividend Amount:	USD$0.09
Scheduled Dividend Dates:	Februrary 15, 2008, May 15, 2008

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Supplemental Confirmation enclosed for that purpose and returning it to us.

Very truly yours,

MERRILL LYNCH INTERNATIONAL

By:
Name:
Title:

Confirmed as of the date first above written:

MAX CAPITAL GROUP LTD.

By:
Name:
Title:

Acknowledged and agreed as to matters relating to the Agent:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

solely in its capacity as Agent hereunder

By:
Name:
Title:

EXHIBIT B

FORM OF TRADE NOTIFICATION

Trade Notification

Date:	[TBD], 2008 ML Ref: ______________
To:	Max Capital Group Ltd. (“Counterparty”)
Attention: From:	Peter Minton Merrill Lynch International (“MLI”)

Merrill Lynch Financial Centre

2 King Edward Street

London EC1A 1HQ

The purpose of this Trade Notification is to notify you of certain terms in the Transaction entered into between Merrill Lynch International (“MLI”) and Max Capital Group Ltd. (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below.

This Trade Notification supplements, forms part of, and is subject to the Supplemental Confirmation dated as of December 24, 2007 (the “Supplemental Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. The Supplemental Confirmation is subject to the Master Confirmation dated as of December 24, 2007 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation and the Supplemental Confirmation govern this Trade Notification except as expressly modified below.

Trade Date:	January 2, 2008
Hedge Completion Date: Hedge Period Reference Price:	[ ] USD[ ]

Minimum Shares: Maximum Shares:	[ ] [ ]
Very truly yours, MERRILL LYNCH INTERNATIONAL By: Name:
Title:

EXHIBIT C

GUARANTEE OF MERRILL LYNCH & CO., INC.

FOR VALUE RECEIVED, receipt of which is hereby acknowledged, MERRILL LYNCH & CO., INC., a corporation duly organized and existing under the laws of the State of Delaware (“ML & Co.”), hereby unconditionally guarantees to Max Capital Group Ltd. (the “Company”), the due and punctual payment of any and all amounts payable by Merrill Lynch International (“MLI”), or any assignee, transferee or delegatee of MLI, provided such entity is an affiliate of MLI (“Assignee”), under the terms of the Master Confirmation of OTC Collared ASAP Minus between the Company and MLI, dated as of December 24, 2007 (with the Supplemental Confirmation thereto, the “Agreement”), including, in case of default, interest on any amount due, when and as the same shall become due and payable, whether on the scheduled payment dates, at maturity, upon declaration of termination or otherwise, according to the terms thereof. In case of the failure of MLI punctually to make any such payment, ML & Co. hereby agrees to make such payment, or cause such payment to be made, promptly upon demand made by the Company to ML & Co.; provided, however, that delay by the Company in giving such demand shall in no event affect ML & Co.’s obligations under this Guarantee. This Guarantee shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment guaranteed hereunder, in whole or in part, is rescinded or must otherwise be returned by the Company upon the insolvency, bankruptcy or reorganization of MLI or otherwise, all as though such payment had not been made. This is a guarantee of payment in full, not collection.

ML & Co. hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Agreement; the absence of any action to enforce the same; any waiver or consent by the Company concerning any provisions thereof; the rendering of any judgment against MLI or any action to enforce the same; or any other circumstances that might otherwise constitute a legal or equitable discharge of a guarantor or a defense of a guarantor. ML & Co. covenants that this guarantee will not be discharged except by complete payment of the amounts payable under the Agreement. This Guarantee shall continue to be effective if MLI merges or consolidates with or into another entity, loses its separate legal identity, ceases to exist or transfers, assigns or delegates any of its rights or obligations as provided for in the Agreement.

ML & Co. hereby waives diligence; presentment; protest; notice of protest, acceleration, and dishonor; filing of claims with a court in the event of insolvency or bankruptcy of MLI; all demands whatsoever, except as noted in the first paragraph hereof; and any right to require a proceeding first against MLI.

ML & Co. hereby certifies and warrants that this Guarantee constitutes the valid obligation of ML & Co. and complies with all applicable laws.

This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

This Guarantee may be terminated at any time by notice by ML & Co. to the Company given in accordance with the notice provisions of the Agreement, effective upon receipt of such notice by the Company or such later date as may be specified in such notice; provided, however, that this Guarantee shall continue in full force and effect with respect to any obligation of MLI or any Assignee under the Agreement entered into prior to the effectiveness of such notice of termination.

This Guarantee becomes effective concurrent with the effectiveness of the Agreement, according to its terms.

IN WITNESS WHEREOF, ML & Co. has caused this Guarantee to be executed in its corporate name by its duly authorized representative.

MERRILL LYNCH & CO., INC.

By:
Name:
Title:

Date:

COVER STATEMENT

CLIENT/COUNTERPARTY RELATIONSHIP

Dear Client/Counterparty:

Merrill Lynch is pleased to provide the attached statement of Generic Risks Associated with Over-the-Counter Derivative Transactions under this Cover Statement that concerns, among other things, the nature of our relationship with you in the context of such transactions. This statement was developed for our new and our ongoing client/counterparties in response to suggestions that OTC derivative dealers consider taking steps to ensure that market participants utilizing OTC derivatives understand their risk exposures and the nature of their relationships with dealers before they enter into OTC derivative transactions.

Merrill Lynch (“we”) are providing to you and your organization (“you”) the attached statement of Generic Risks Associated with Over-the-Counter Derivative Transactions in order to identify, in general terms, certain of the principal risks associated with individually negotiated over-the-counter (“OTC”) derivative transactions. The attached statement does not purport to identify the nature of the specific market or other risks associated with a particular transaction.

Before entering into an OTC derivative transaction, you should ensure that you fully understand the terms of the transaction, relevant risk factors, the nature and extent of your risk of loss and the nature of the contractual relationship into which you are entering. You should also carefully evaluate whether the transaction is appropriate for you in light of your experience, objectives, financial resources, and other relevant circumstances and whether you have the operational resources in place to monitor the associated risks and contractual obligations over the term of the transaction. If you are acting as a financial adviser or agent, you should evaluate these considerations in light of the circumstances applicable to your principal and the scope of your authority.

If you believe you need assistance in evaluating and understanding the terms or risks of a particular OTC derivative transaction, you should consult appropriate advisers before entering into the transaction.

Unless we have expressly agreed in writing to act as your adviser with respect to a particular OTC derivative transaction pursuant to terms and conditions specifying the nature and scope of our advisory relationship, we are acting in the capacity of an arm’s length contractual Counterparty to you in connection with the transaction and not as your financial adviser or fiduciary. Accordingly, unless we have so agreed to act as your adviser, you should not regard transaction proposals, suggestions or other written or oral communications from us as recommendations or advice or as expressing our view as to whether a particular transaction is appropriate for you or meets your financial objectives.

Finally, we and/or our affiliates may from time to time take proprietary positions and/or make a market in instruments identical or economically related to OTC derivative transactions entered into with you, or may have an investment banking or other commercial relationship with and access to information from the issuer(s) of securities, financial instruments, or other interests underlying OTC derivative transactions entered into with you. We may also undertake proprietary activities, including hedging transactions related to the initiation or termination of an OTC derivative transaction with you, that may adversely affect the market price, rate index or other market factor(s) underlying an OTC derivative transaction entered into with you and consequently the value of the transaction.

A. GENERIC RISKS ASSOCIATED WITH

OVER-THE-COUNTER DERIVATIVE TRANSACTIONS

OTC derivative transactions, like other financial transactions, involve a variety of significant risks. The specific risks presented by a particular OTC derivative transaction necessarily depend upon the terms of the transaction and your circumstances. In general, however, all OTC derivative transactions involve some combination of market risk, credit risk, funding risk and operational risk.

Market risk is the risk that the value of a transaction will be adversely affected by fluctuations in the level or volatility of or correlation or relationship between one or more market prices, rates or indices or other market factors or by illiquidity in the market for the relevant transaction or in a related market.

Credit risk is the risk that a Counterparty will fail to perform its obligations to you when due.

Funding risk is the risk that, as a result of mismatches or delays in the timing of cash flows due from or to your counterparties in OTC derivative transactions or related hedging, trading, collateral or other transactions, you or your Counterparty will not have adequate cash available to fund current obligations.

Operational risk is the risk of loss to you arising from inadequacies in or failures of your internal systems and controls for monitoring and quantifying the risks and contractual obligations associated with OTC derivative transactions, for recording and valuing OTC derivative and related transactions, or for detecting human error, systems failure or management failure.

There may be other significant risks that you should consider based on the terms of a specific transaction. Highly customized OTC derivative transactions in particular may increase liquidity risk and introduce other significant risk factors of a complex character. Highly leveraged transactions may experience substantial gains or losses in value as a result of relatively small changes in the value or level of an underlying or related market factor.

Because the price and other terms on which you may enter into or terminate an OTC derivative transaction are individually negotiated, these may not represent the best price or terms available to you from other sources.

In evaluating the risks and contractual obligations associated with a particular OTC derivative transaction, you should also consider that an OTC derivative transaction may be modified or terminated only by mutual consent of the original parties and subject to agreement on individually negotiated terms. Accordingly, it may not be possible for you to modify, terminate or offset your obligations or your exposure to the risks associated with a transaction prior to its scheduled termination date.

Similarly, while market makers and dealers generally quote prices or terms for entering into or terminating OTC derivative transactions and provide indicative or mid-market quotations with respect to outstanding OTC derivative transactions, they are generally not contractually obligated to do so. In addition, it may not be possible to obtain indicative or mid-market quotations for an OTC derivative transaction from a market maker or dealer that is not a Counterparty to the transaction. Consequently, it may also be difficult for you to establish an independent value for an outstanding OTC derivative transaction. You should not regard your Counterparty’s provision of a valuation or indicative price at your request as an offer to enter into or terminate the relevant transaction at that value or price, unless the value or price is identified by the Counterparty as firm or binding.

This brief statement does not purport to disclose all of the risks and other material considerations associated with OTC derivative transactions. You should not construe this generic disclosure statement as business, legal, tax or accounting advice or as modifying applicable law. You should consult your own business, legal, tax and accounting advisers with respect to proposed OTC derivative transactions and you should refrain from entering into any OTC derivative transaction unless you have fully understood the terms and risks of the transaction, including the extent of your potential risk of loss.